Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, California Trust 206, Maryland Trust 134, New York Trust 232 and Pennsylvania Trust 127:

We consent to the use of our report dated June 26, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

June 26, 2003